Exhibit 99.1

Better Choice Company Adjourns Special Meeting of Stockholders to March 21, 2025

TAMPA, FL, February 19, 2025 (GLOBE NEWSWIRE) — Better Choice Company, Inc. (NYSE American: BTTR) (“Better Choice” or the “Company”), a pet health and wellness company, announced today that it convened its special meeting (“Special Meeting”) and immediately adjourned the meeting, with conducting any business, to March 21, 2025. The Special Meeting was adjourned as to all of the proposals contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on January 28, 2025 (the “Proxy Statement”), including the proposal to approve the arrangement transaction with SRx Health Solutions, Inc. (“SRx”). The Company adjourned the Special Meeting to allow SRx to continue to pursue its shareholder vote and the final order by the Ontario Superior Court of Justice required to consummate the arrangement transaction and to update Better Choice shareholders of certain corporate actions to be taken by SRx and the Company to ensure compliance with the NYSE American listing requirements.

At the time the Special Meeting was adjourned proxies had been submitted by Better Choice stockholders representing approximately 71% of the shares of Better Choice’s common stock outstanding and entitled to vote, which constituted a quorum, with sufficient votes to approval of all the proposals contained in the Proxy Statement including the proposal to approve the arrangement transaction with SRx.

The Company intends to file with the SEC and mail a supplement to the Proxy Statement in connection with the Special Meeting to provide Better Choice stockholders sufficient time to review the updated materials and cast their votes on a fully informed basis.

As a result of the adjournment, the Special Meeting will now be held at 9:00 a.m., Eastern Time, on March 21, 2025, exclusively via live webcast at the following address: https://east.virtualshareholdermeeting.com/vsm/web?pvskey=BTTR2025SM. The record date for the stockholders to vote at the Special Meeting remains the close of business on January 21, 2025 (the “Record Date”). Stockholders as of the Record Date can vote, even if they have subsequently sold their shares. Proxies previously submitted with respect to the Special Meeting will be voted on all proposals at the adjourned Special Meeting unless properly revoked in accordance with the procedures described in the Proxy Statement, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

About Better Choice Company Inc.

Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier, and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo brand, which is focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Better Choice Company, Inc.
Kent Cunningham, CEO

Investor Contact:

KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com